                       NOTICE OF GUARANTEED DELIVERY FOR
                           SUN HEALTHCARE GROUP, INC.

    This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Sun Healthcare Group, Inc. (the "Company") made pursuant to
the Prospectus, dated        , 1998 (the "Prospectus"), and the enclosed
Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to First Trust National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

         DELIVERY TO: U.S. Bank Trust National Association, Exchange Agent

             BY MAIL:                                BY HAND:
U.S. Bank Trust National Association   U.S. Bank Trust National Association
        First Trust Center                      First Trust Center
       180 East Fifth Street                  180 East Fifth Street,
     St. Paul, Minnesota 55101              4th Floor Bond-Drop Window
                                             St. Paul, Minnesota 55101

                          ATTENTION: Therese Linscheid
                           Telephone: (612) 244-1234
                           Facsimile: (612) 244-1537

    Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

    By execution hereof, the undersigned acknowledges receipt of the
Prospectus dated        , 1998 (as the same may be amended from time to time,
the "Prospectus") of Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), relating to the Securities of the Issuers, and the accompanying Letter of Transmittal and the instructions thereto (the "Letter of Transmittal"), which together constitute the Company's offer to exchange (the "Exchange Offer") registered 9 3/8% Series B Senior Subordinated Notes due 2008 (the "New Notes") for any and all outstanding 9 3/8% Series A Senior Subordinated Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus.

    Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Principal Amount of Old Notes                 Name(s) of Record Holders(s): Tendered:
$
Certificate Nos. (if available):              Address(es):
If Old Notes will be delivered by book-entry
transfer to The Depositary Trust Company,
provide account number.
Account Number                                Area Code and Telephone Number(s):
                                              Signature(s):

                 THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
Address:                                       (AUTHORIZED SIGNATURE)
                                               Title:
Area Code and                                  Name:
Telephone Number:                              Date: